Exhibit 10-bbb

BELLSOUTH
COMPENSATION DEFERRAL PLAN
(As Amended and Restated Effective as of January 1, 2005)

        58149v19

BELLSOUTH COMPENSATION DEFERRAL PLAN
(As Amended and Restated Effective as of January 1, 2005)

TABLE OF CONTENTS

BACKGROUND AND PURPOSE		1

ARTICLE I – DEFINITIONS		2

1.1	“Account”	2

1.2	“Affiliate”	2

1.3	“Base Salary”	2

1.4	“BellSouth”	2

1.5	“Beneficiary”	2

1.6	“Board”	2

1.7	“Business Day”	2

1.8	“Code”	2

1.9	“Company Stock”	2

1.10	“Compensation”	3

1.11	“Credited Interest Rate”	3

1.12	“Deferral Contributions”	3

1.13	“Deferral Election”	3

1.14	“Effective Date”	3

1.15	“Election Deadline”	3

1.16	“Election Package”	3

1.17	“Eligible Employee”	3

1.18	“ERISA”	4

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1.19	“Interest Income Option”	4

1.20	“Interest Income Subaccount”	4

1.21	“Investment Election”	4

1.22	“Investment Options”	4

1.23	“Merger”	4

1.24	“Participant”	4

1.25	“Participating Company”	4

1.26	“Plan”	4

1.27	“Plan Administrator”	4

1.28	“Plan Year”	5

1.29	“Rabbi Trust Agreements”	5

1.30	“Section 409A”	5

1.31	“Senior Manager”	5

1.32	“Short Term Bonus Plan”	5

1.33	“Stock Unit”	5

1.34	“Stock Unit Option”	5

1.35	“Stock Unit Subaccount”	5

1.36	“Valuation Date”	5

ARTICLE II – ELIGIBILITY AND PARTICIPATION		6

2.1	Annual Participation	6

2.2	Election Procedures	6

2.3	Cessation of Eligibility	6

2.4	Limitations on New Elections	6

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ARTICLE III – PARTICIPANTS’ ACCOUNTS; DEFERRAL CONTRIBUTIONS			7

3.1	Participants’ Accounts		7
	(a)	Establishment of Accounts	7
	(b)	Nature of Contributions and Accounts	7
	(c)	Several Liabilities	7
	(d)	General Creditors	7

3.2	Deferral Contributions		7
	(a)	Effective Date	7
	(b)	Term	8
	(c)	Deferral Election Amount	8
	(d)	Revocation	8
	(e)	Crediting of Deferred Compensation	8

3.3	Deferral Elections and Multiple Participating Companies		8

3.4	Vesting		9

3.5	Debiting of Distributions		9

ARTICLE IV - DETERMINATION AND CREDITING OF INVESTMENT RETURN			10

4.1	General Investment Parameters		10

4.2	Participant Direction of Deemed Investments		10
	(a)	Nature of Participant Direction	10
	(b)	Investment of Contributions	10
	(c)	Investment of Existing Account Balances	10
	(d)	Investment Subaccounts	10

4.3	Stock Unit Option		11
	(a)	Stock Unit Subaccount	11
	(b)	Cash Dividends	11
	(c)	Adjustments	11

4.4	Interest Income Option		12
	(a)	Interest Income Subaccount	12
	(b)	Crediting of Deemed Interest	12
		(i) Amount Invested	12
		(ii) Determination of Amount	12

4.5	Good Faith Valuation Binding		12

4.6	Errors and Omissions in Accounts		12

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ARTICLE V - PAYMENT OF ACCOUNT BALANCES			13

5.1	Benefit Amounts		13
	(a)	Benefit Entitlement	13
	(b)	Valuation of Benefit	13
	(c)	Conversion of Stock Units into Dollars	13

5.2	Elections of Timing and Form		13
	(a)	Timing	13
	(b)	Form of Distribution	13
	(c)	Multiple Selections	14

5.3	Benefit Payments to a Participant		14
	(a)	Timing	14
	(b)	Form of Distribution	14
	(c)	Valuation of Single Lump-Sum Payments	14
	(d)	Valuation of Installment Payments	14
	(e)	One-Time Modification of Certain Elections	14
	(f)	Distributions to Section 409A Specified Employees	15

5.4	Death Benefits		15
	(a)	General	15
	(b)	Valuation	15

5.5	Beneficiary Designation		15
	(a)	General	15
	(b)	No Designation or Designee Dead or Missing	16
	(c)	Death of Beneficiary	16

5.6	Taxes		16

ARTICLE VI – CLAIMS			17

6.1	Initial Claim		17

6.2	Appeal		17

6.3	Satisfaction of Claims		17

ARTICLE VII – SOURCE OF FUNDS			18

ARTICLE VIII - PLAN ADMINISTRATION			19

8.1	Action by the Plan Administrator		19
	(a)	Individual Administrator	19
	(b)	Administrative Committee	19

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8.2	Rights and Duties of the Plan Administrator	19

8.3	Bond; Compensation	20

8.4	Post-Merger Plan Administration	20

ARTICLE IX - AMENDMENT AND TERMINATION		21

9.1	Amendments	21

9.2	Termination of Plan	21

9.3	Limitation on Authority	21
	(a) Plan Amendments	21
	(b) Plan Termination	21
	(c) Opinions of Counsel	22

ARTICLE X - MISCELLANEOUS		23

10.1	Taxation	23

10.2	Withholding	23

10.3	No Employment Contract	23

10.4	Headings	23

10.5	Gender and Number	23

10.6	Assignment of Benefits	23

10.7	Legally Incompetent	23

10.8	Entire Document	23

10.9	Governing Law	24

10.10	Plan to Comply with Code Section 409A	24

EXHIBIT A		A-1

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v

BELLSOUTH COMPENSATION DEFERRAL PLAN
(As Amended and Restated Effective as of January 1, 2005)

Effective as of the 1st day of January, 1997, BellSouth Corporation (“BellSouth”) established the BellSouth Compensation Deferral Plan (the “Plan”), and the Plan was subsequently amended from time to time.  The Plan is now amended and restated effective as of January 1, 2005, and as so amended and restated is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, with respect to all benefits under the Plan that are subject to Section 409A.  Also, the Plan as restated, among other things, provides that no further elections to defer compensation may be made under the Plan after December 31, 2006, and coordinates Plan administration provisions applicable after the planned merger of BellSouth and AT&T Inc. with provisions of BellSouth’s Rabbi Trust Agreements.

BACKGROUND AND PURPOSE

A.           Goal.  BellSouth desires to provide its designated key management employees, and those of its affiliated companies that participate in the Plan, with an opportunity (i) to defer the receipt and income taxation of a portion of such employees’ compensation; and (ii) to receive an investment return on those deferred amounts based on the return of BellSouth stock, an indexed rate of interest, or a combination of the two.

B.           Purpose.  The purpose of the Plan is to set forth the terms and conditions pursuant to which these deferrals may be made and deemed invested and to describe the nature and extent of the employees’ rights to their deferred amounts.

C.           Type of Plan.  The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.  Each Participating Company alone has the obligation to pay amounts payable under this Plan to its Plan Participants, and such payments are not an obligation of any other Participating Company.

D.           No Deferrals after 2006.  Notwithstanding anything to the contrary herein, no Deferral Elections will be permitted under the Plan after December 31, 2006.

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ARTICLE I
DEFINITIONS

For purposes of the Plan, each of the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

1.1           “Account” shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary with respect to the Deferral Contributions of such Participant for any Plan Year.

1.2           “Affiliate” shall mean at any time any corporation, joint venture or partnership in which BellSouth owns directly or indirectly, (i) with respect to a corporation, stock possessing at least ten percent (10%) of the total combined voting power of all classes of stock in the corporation, or (ii) in the case of a joint venture or partnership, a ten percent (10%) or greater interest in the capital or profits of such joint venture or partnership.

1.3           “Base Salary” shall mean, with respect to each Eligible Employee for a specified Plan Year, the gross regular, periodic base salary earned by the Eligible Employee during such Plan Year, including any of the Eligible Employee’s own before-tax and after-tax contributions to, or deferrals under, any Code Section 401(k), Code Section 125, nonqualified deferred compensation or other employee benefit plan or program, maintained by a Participating Company from time to time, but excluding any contributions or benefits paid under any such plan or program by a Participating Company.

1.4           “BellSouth” shall mean BellSouth Corporation, a Georgia corporation, or any successor entity.

1.5           “Beneficiary” shall mean, with respect to a Participant, the person(s) determined in accordance with Section 5.5 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

1.6           “Board” shall mean the Board of Directors of BellSouth.

1.7           “Business Day” shall mean each day on which the New York Stock Exchange operates and is open to the public for trading.

1.8           “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.9           “Company Stock” shall mean the $1.00 par value per share voting common stock of BellSouth; provided that, after the Merger, “Company Stock” shall mean the $1.00 par value per share voting common stock of AT&T Inc.
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1.10         “Compensation” shall mean, for any Plan Year, the Participant’s annualized Base Salary rate as in effect on November 15 preceding the beginning of the Plan Year.  Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may specify a date or dates other than November 15 on which a Participant’s annualized Base Salary rate for a Plan Year is to be determined.  For any Participant employed by a Participating Company whose compensation structure does not readily fit this definition, “Compensation” shall mean cash compensation as defined by the Plan Administrator.

1.11         “Credited Interest Rate” shall mean, for each Plan Year, the rate of return equal to Moody’s Monthly Average of Yields of Aa Corporate Bonds, as published by Moody’s Investors Service, Inc., for the month of July immediately preceding such Plan Year.  If such rate (or any alternative rate described in this sentence) is at any time no longer available, the Plan Administrator shall designate an alternative rate which in the Plan Administrator’s reasonable judgment is generally comparable to the rate described in the preceding sentence, and such alternative rate shall thereafter be the Credited Interest Rate.

1.12         “Deferral Contributions” shall mean, for each Plan Year, that portion of a Participant’s Base Salary deferred under the Plan pursuant to Section 3.2.

1.13         “Deferral Election” shall mean an election form provided by the Plan Administrator on which an Eligible Employee may elect to defer under the Plan a portion of such Eligible Employee’s Base Salary.

1.14         “Effective Date” shall mean January 1, 2005, the date as of which this most recent amendment and restatement of the Plan is effective, except to the extent that the Plan expressly provides a different effective date with respect to specific Plan provisions.

1.15         “Election Deadline” shall mean the November 30 (or if November 30 is not a Business Day, the last Business Day immediately preceding November 30) immediately preceding the first day of a Plan Year.  Notwithstanding the foregoing, with the approval of the Plan Administrator, “Election Deadline” may mean the December 31 (or if December 31 is not a Business Day, the last Business Day immediately preceding December 31) immediately preceding the first day of such Plan Year.

1.16         “Election Package” shall mean a package consisting of a Deferral Election, an Investment Election and such other forms and documents distributed to such Eligible Employee by the Plan Administrator for the purpose of allowing such Eligible Employee to elect to actively participate in the Plan for a Plan Year.

1.17         “Eligible Employee” shall mean, for each Plan Year, each management employee of a Participating Company who (i) is a member of a select group of highly compensated or key management employees, and (ii) is a Senior Manager for the Plan Year, or is otherwise designated by the Plan Administrator as eligible to participate in the Plan for such Plan Year.

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1.18         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.19         “Interest Income Option” shall mean the Investment Option described in Section 4.4, pursuant to which a Participant’s deemed investment earnings are determined on the basis of the Credited Interest Rate.

1.20         “Interest Income Subaccount” shall mean a bookkeeping subaccount reflecting that portion of a Participant’s Account for each Plan Year which is deemed to be invested in the Interest Income Option.

1.21         “Investment Election” shall mean an in such form as is provided by the Plan Administrator on which an Eligible Employee may elect to have Deferral Contributions for a Plan Year (and all investment earnings attributable thereto) deemed invested in either the Stock Unit Option and/or the Interest Income Option.

1.22         “Investment Options” shall mean the Stock Unit Option and the Interest Income Option.

1.23         “Merger” shall mean the planned merger, pursuant to the Agreement and Plan of Merger dated as of March 4, 2006 (the “Merger Agreement”), by and among BellSouth, AT&T Inc. (“AT&T”), and ABC Consolidation Corp., a Georgia corporation and wholly-owned subsidiary of AT&T (“Merger Sub”), pursuant to which, at the “Effective Time” (as defined in the Merger Agreement), BellSouth will be merged with and into the Merger Sub.

1.24         “Participant” shall mean any person participating in the Plan pursuant to the provisions of Article II, and shall include executive officers of BellSouth who participated in the Plan for Plan Years prior to 2002, for so long as each such individual has an Account hereunder.

1.25         “Participating Company” shall mean BellSouth and each Affiliate which, by action of its board of directors (or equivalent governing body), adopts the Plan as a Participating Company with the approval of the Plan Administrator.  Such entities shall be listed on Exhibit A hereto, which shall be updated from time to time to reflect the addition of new Participating Companies, and the effective dates of their participation, and the deletion of any entities which are no longer Participating Companies.

1.26         “Plan” shall mean the BellSouth Compensation Deferral Plan, as contained herein and all amendments hereto.

1.27         “Plan Administrator” shall mean the person(s) determined under Section 8.4 to the extent said Section is applicable, and otherwise shall mean the Chief Executive Officer of BellSouth and any individual or committee the Chief Executive Officer designates to act on his or her behalf with respect to any or all of the Chief Executive Officer’s responsibilities hereunder; provided, the Board may designate any other person or committee to serve in lieu of the Chief Executive Officer as the Plan Administrator with respect to any or all of the administrative responsibilities hereunder.

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1.28         “Plan Year” shall mean the calendar year.

1.29         “Rabbi Trust Agreements” shall mean each and all of the: (i) BellSouth Corporation Trust Under Executive Benefit Plan(s); (ii) BellSouth Telecommunications, Inc. Trust Under Executive Benefit Plan(s); (iii) BellSouth Enterprises, Inc. Trust Under Executive Benefit Plan(s); (iv) BellSouth Corporation Trust Under Executive Benefit Plan(s) for Mobile Systems Executives; (v) BellSouth Corporation Trust Under Executive Benefit Plan(s) for Advertising and Publishing Executives; and (vi) Trust Under Executive Benefit Plan(s) for Certain BellSouth Companies; in each case, as amended from time to time.

1.30         “Section 409A” shall mean Code Section 409A and the Treasury regulations or other authoritative guidance issued thereunder.  Whenever the terms “subject to Section 409A” or “to the extent permitted by Section 409A” (or any such similar reference so as to indicate that a Plan provision is subject to Section 409A) are used, such terms shall be interpreted to mean that the applicable Plan provision shall be effective only if and to the extent such provision would not trigger penalty taxes or interest under Section 409A.

1.31         “Senior Manager” shall mean an employee of a Participating Company who, for purposes of this Plan for a Plan Year, is designated by the Plan Administrator as a “senior manager.”

1.32         “Short Term Bonus Plan” shall mean the annual bonus plan(s) or program(s) in which one or more Senior Managers participate for a Plan Year, in all cases as determined by the Plan Administrator.

1.33         “Stock Unit” shall mean an accounting entry that represents an unsecured obligation of a Participating Company to pay to a Participant an amount which is based on the fair market value of one share of Company Stock as set forth herein.  A Stock Unit shall not carry any voting, dividend or other similar rights and shall not constitute an option or any other right to acquire any equity securities of BellSouth.

1.34         “Stock Unit Option” shall mean the Investment Option described in Section 4.3, pursuant to which a Participant’s deemed investment earnings are determined by the rate of return applicable to Stock Units.

1.35         “Stock Unit Subaccount” shall mean a bookkeeping subaccount reflecting that portion of a Participant’s Account for each Plan Year which is deemed to be invested in the Stock Unit Option.

1.36         “Valuation Date” shall mean December 31 (or, if December 31 is not a Business Day, the last Business Day immediately preceding December 31), and each other day declared by the Plan Administrator to be a Valuation Date.

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ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1           Annual Participation.  Each individual who is an Eligible Employee as of the first day of a Plan Year and is employed by a Participating Company before the beginning of such Plan Year shall be eligible to defer a portion of such Eligible Employee’s Base Salary, and thereby to actively participate in the Plan for such Plan Year.  Such individual’s participation shall become effective as of the first day of such Plan Year, provided that the Eligible Employee properly and timely completes the election procedures described in Section 2.2.

2.2           Election Procedures.  Each Eligible Employee may elect to defer a portion of such Eligible Employee’s Base Salary, and thereby become an active Participant for a Plan Year, by delivering a completed Deferral Election and an Investment Election to the Plan Administrator by the applicable Election Deadline for such Plan Year.  Such an election shall be effective only if the individual is actively employed as an Eligible Employee at the time the individual delivers the completed Deferral Election and Investment Election to the Plan Administrator.  The Plan Administrator may also require the Eligible Employee to complete other forms and provide other data, as a condition of participation in the Plan.

2.3           Cessation of Eligibility.  An Eligible Employee’s active participation in the Plan shall terminate, and the Eligible Employee shall not be eligible to make any additional Deferral Contributions, for any portion of a Plan Year following the date the Eligible Employee’s employment with BellSouth and all Participating Companies terminates (unless such individual is reemployed as an Eligible Employee later in such Plan Year).  In addition, an individual who actively participated in the Plan during prior Plan Years but who is not an Eligible Employee or does not complete the election procedures, for a subsequent Plan Year, shall cease active participation in the Plan for such subsequent Plan Year.  If an individual’s active participation in the Plan ends, such individual shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of such individual’s Accounts is distributed from the Plan, or (ii) the date the individual again becomes an Eligible Employee and recommences active participation in the Plan.  During the period of time that an individual is an inactive Participant in the Plan, such individual’s Accounts shall continue to be credited with earnings as provided in the Plan.

2.4           Limitations on New Elections.  Notwithstanding anything to the contrary herein, (i) after December 31, 2006, no Deferral Elections will be permitted under the Plan, and (ii) after December 31, 2005, no Investment Elections into the Stock Unit Option may be made under the Plan.

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ARTICLE III
PARTICIPANTS’ ACCOUNTS; DEFERRAL CONTRIBUTIONS

3.1           Participants’ Accounts.

   (a)           Establishment of Accounts. The Plan Administrator shall establish and maintain one or more Accounts on behalf of each Participant for each Plan Year for which the Participant makes Deferral Contributions.  The Plan Administrator shall credit each Participant’s Account with the Participant’s Deferral Contributions for such Plan Year and earnings attributable thereto, and shall maintain such Account until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

   (b)           Nature of Contributions and Accounts.  The amounts credited to a Participant’s Accounts shall be represented solely by bookkeeping entries.  Except as provided in Article VII, no monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.

   (c)           Several Liabilities.  Each Participating Company shall be severally (and not jointly) liable for the payment of benefits under the Plan under Deferral Elections executed by Eligible Employees with, and while employed by, such Participating Company.

   (d)           General Creditors.  Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company.  A Participating Company’s obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

3.2           Deferral Contributions.  Each Eligible Employee may irrevocably elect to have Deferral Contributions made on his or her behalf for a Plan Year by completing in a timely manner a Deferral Election and an Investment Election, and following other election procedures as provided in Section 2.2.  Subject to any modifications, additions or exceptions that the Plan Administrator, in its sole discretion, deems necessary, appropriate or helpful and that are made in compliance with Section 409A, the following terms shall apply to such Deferral Elections:

   (a)           Effective Date.  A Deferral Election made by a Participant shall be effective beginning with the first regular, periodic paycheck earned and paid with respect to the Participant in such Plan Year.  To be effective, a Participant’s Deferral Election must be made by the Election Deadline.  If an Eligible Employee fails to deliver a Deferral Election, or to complete any of the other requisite election procedures for a Plan Year, in a timely manner, the Eligible Employee shall be deemed to have elected not to participate in the Plan for that Plan Year.

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   (b)           Term.  Each Deferral Election for a Plan Year that is made by an Eligible Employee shall remain in effect with respect to the specified portion of all Base Salary paid or payable during such Plan Year, but shall not apply to any subsequent Plan Year.

           (c)           Deferral Election Amount.  Each Eligible Employee’s Deferral Election for a Plan Year shall specify a whole percentage of his or her Compensation to be deferred from his or her Base Salary earned and paid for such year.  Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may allow an Eligible Employee to complete a Deferral Election specifying either (i) a whole dollar amount of his or her Base Salary to be deferred, with such amount being expressed in increments of $1,000 (or such other increments as the Plan Administrator may determine), or (ii) a percentage of his or her Base Salary earned and paid or payable for each payroll period, with the amount of such deferral to vary as the Eligible Employee’s Base Salary changes.  The maximum amount of Base Salary that an Eligible Employee may defer for any Plan Year shall be fifteen percent (15%) of the Eligible Employee’s Compensation for such Plan Year rounded up to the next highest thousand dollars.  The total amount elected to be deferred shall be withheld from such Eligible Employee’s regular, periodic paychecks of Base Salary in substantially equal installments (except as contemplated in clause (ii) above) throughout the Plan Year.  If any election would result in a fractional dollar amount to be withheld, the Plan Administrator, in its sole discretion, may determine that such amount will be rounded up to the next highest whole dollar.  Notwithstanding any provision of the Plan or a Deferral Election to the contrary, however, the amount withheld from any payment of Base Salary shall be reduced automatically, if necessary, so that it does not exceed the amount of such payment net of all withholding, allotments and deductions, other than any reduction pursuant to such Deferral Election.  No amounts shall be withheld during any period an individual ceases to receive Base Salary as an actively employed Eligible Employee for any reason during the Plan Year except that, in the case of an individual on an approved paid leave of absence as an Eligible Employee (including a paid leave of absence under a short term disability plan of a Participating Company), amounts shall be withheld from such leave of absence payments and otherwise treated in the same manner as if such payments constituted Base Salary under the Plan.  No adjustment shall be made in the amount to be withheld from any subsequent payment of Base Salary for a Plan Year to compensate for any missed or reduced withholding amounts above.

   (d)           Revocation.  Once made for a Plan Year, a Participant may not revoke a Deferral Election for such Plan Year.

   (e)           Crediting of Deferred Compensation.  The Plan Administrator shall credit to each Participant’s Account for a Plan Year, as of the first day of such Plan Year, the entire amount of the Participant’s Deferral Contributions reflected in his or her Deferral Election for such Plan Year; provided, that the Participant’s Account shall be automatically adjusted, retroactively to the first day of such Plan Year, to reflect the amount of Deferral Contributions actually made from Base Salary (or pursuant to Section 3.4, if applicable) during the Plan Year if for any reason the entire amount of the Participant’s Deferral Contributions so reflected is not made.

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3.3           Deferral Elections and Multiple Participating Companies.  Any Deferral Election which is timely executed and delivered to the Plan Administrator shall be effective to defer Base Salary earned by the Participant from the Participating Company employing such Participant at the time of the Participant’s election or any other Participating Company employing such Participant during the Plan Year for which the Deferral Election is effective.  In particular, a Participant (i) who timely executes and delivers a Deferral Election while employed by one Participating Company and subsequently transfers to another Participating Company, or (ii) who terminates employment and subsequently becomes employed by another Participating Company, shall have the Base Salary that is paid or payable to such Participant by both Participating Companies reduced under the terms of the Deferral Election and the Plan as if the transfer or termination and reemployment had not occurred; provided that, as provided in Section 3.2(c), no amounts of Base Salary shall be withheld attributable to any portion of the Plan Year during which such Participant is not receiving Base Salary as an Eligible Employee of a Participating Company.

3.4           Vesting.  A Participant shall at all times be fully vested in the Participant’s Deferral Contributions and all investment earnings attributable thereto.

3.5           Debiting of Distributions. As of each Valuation Date, the Plan Administrator shall debit each Participant’s Account for any amount distributed from such Account since the immediately preceding Valuation Date.

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ARTICLE IV
DETERMINATION AND CREDITING OF INVESTMENT RETURN

4.1           General Investment Parameters.  The rate of return credited to each Participant’s Account shall be determined on the basis of the Investment Option(s) selected by the Participant.  The terms of this selection process and the manner in which investment return is credited are set forth in this Article IV.

4.2           Participant Direction of Deemed Investments.  Each Participant generally may direct the manner in which his or her Deferral Contributions for each Plan Year shall be deemed invested in and between the Stock Unit Option and/or the Interest Income Option, in accordance with the following terms:

   (a)           Nature of Participant Direction.  A Participant’s election of the Stock Unit Option and/or Interest Income Option shall be for the sole purpose of determining the rate of return to be credited to such Participant’s Account for such Plan Year, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in Company Stock, an interest income fund or any other investment media.  The Plan, as an unfunded, nonqualified deferred compensation plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

       (b)           Investment of Contributions.  In conjunction with completing a Deferral Election for a Plan Year, an Eligible Employee shall complete an Investment Election prescribing the whole percentages of such Eligible Employee’s Deferral Contributions for such Plan Year to be deemed to be invested in the Stock Unit Option and/or the Interest Income Option; provided, that the combined percentages allocated to the Stock Unit Option and the Interest Income Option shall equal one hundred percent (100%).  Notwithstanding anything to the contrary herein, no Investment Elections into the Stock Unit Option may be made after December 31, 2005.

   (c)           Investment of Existing Account Balances.  A Participant may not make an Investment Election changing the percentage of an existing Account balance that will be deemed to be invested in the Stock Unit Option and/or the Interest Income Option.  Once an Investment Election is made with respect to an Account, it shall continue to apply with respect to such Account until all amounts in such Account are distributed.

   (d)           Investment Subaccounts.  For the sole purpose of tracking a Participant’s Investment Elections and calculating investment earnings attributable to a Participant’s Account for a Plan Year pursuant to the terms of this Article IV, the Plan Administrator shall establish and maintain for such Participant for such Plan Year a Stock Unit Subaccount and an Interest Income Subaccount, as necessary, the total of which shall equal such Participant’s Account for such Plan Year.

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4.3           Stock Unit Option.

   (a)           Stock Unit Subaccount.  To the extent an Eligible Employee makes an Investment Election in accordance with Section 4.2 to have all or a portion of his or her Deferral Contributions for a Plan Year deemed to be invested in the Stock Unit Option, the Participant’s Stock Unit Subaccount shall be credited (subject to the adjustment described in subsection 3.2(e), if applicable), as of the first day of such Plan Year, with a number of Stock Units equal to the number of full and fractional shares of Company Stock that could have been purchased with such portion of the Eligible Employee’s Deferral Contributions elected for such Plan Year at the average of the high and low sales prices of one share of Company Stock on the New York Stock Exchange for the last Business Day of each of the three (3) calendar months immediately preceding the first day of such Plan Year.

   (b)           Cash Dividends.  As of each date on which a cash dividend has been paid on Company Stock, the number of Stock Units credited to a Participant’s Stock Unit Subaccount for each Plan Year shall be increased by a number of additional Stock Units equal to the quotient of (i) the amount of dividends that would have been paid on the number of shares of Company Stock equivalent to the number of Stock Units credited to such subaccount as of such dividend payment date, divided by (ii) the average of the daily high and low sales prices of one share of Company Stock on the New York Stock Exchange for the period of five (5) Business Days ending on such dividend payment date (or the period of five (5) Business Days ending on the immediately preceding Business Day if such date was not a Business Day).

   (c)           Adjustments.  In the event of any change in outstanding shares of Company Stock, by reclassification, recapitalization, merger, consolidation, spinoff, combination, exchange of shares, stock split, reverse stock split or otherwise, or in the event of the payment of a stock dividend on Company Stock, or in the event of any other increase or decrease in the number of outstanding shares of Company Stock, other than the issuance of shares for value received by BellSouth or the redemption of shares for value, the Plan Administrator shall adjust the number and/or form of Stock Units in the manner it deems appropriate in its reasonable judgment to reflect such event, including substituting or adding publicly traded shares of companies other than the Company as a basis for determining Stock Units.  The Plan Administrator similarly shall make such adjustments as it deems are appropriate in its reasonable judgment in the form, including the basis of measurement, of Stock Units in the event all shares of Company Stock cease for any reason to be outstanding or to be actively traded on the New York Stock Exchange.  In the event the Plan Administrator determines in its reasonable judgment that it would not be possible to appropriately reflect an event under this paragraph (c) by adjusting the number and/or form of Stock Units, the Plan Administrator shall establish a special Valuation Date appropriate to such event for all Stock Unit Subaccounts and shall cause such subaccounts, as so valued, automatically to be converted into Interest Income Subaccounts, which thereafter shall be subject to Section 4.4.

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4.4           Interest Income Option.

   (a)           Interest Income Subaccount.  To the extent that an Eligible Employee makes an Investment Election in accordance with Section 4.2 to have all or a portion of his or her Deferral Contributions for a Plan Year deemed to be invested in the Interest Income Option, the Participant’s Interest Income Subaccount shall be credited (subject to the adjustment described in subsection 3.2(e), if applicable), as of the first day of such Plan Year, with such portion of the Eligible Employee’s Deferral Contributions elected for such Plan Year.

   (b)           Crediting of Deemed Interest.  As of each Valuation Date, the Plan Administrator shall credit a Participant’s Interest Income Subaccounts with the amount of earnings applicable thereto for the period since the immediately preceding Valuation Date.  Such crediting of earnings for each Interest Income Subaccount shall be effected, as follows:

   (i)     Amount Invested.  The Plan Administrator shall determine the amount of (A) in the case of an Interest Income Subaccount established in connection with a Deferral Election for the Plan Year, such Participant’s Deferral Contributions credited to such Participant’s Interest Income Subaccount for such Plan Year; and (B) in the case of an Interest Income Subaccount for a prior Plan Year, the balance of such Participant's Interest Income Subaccount as of the immediately preceding Valuation Date, minus the amount distributed from such Participant’s Interest Income Subaccount since the immediately preceding Valuation Date; and

  (ii)   Determination of Amount.  The Plan Administrator then shall apply the Credited Interest Rate for such Plan Year to such Participant's adjusted Interest Income Subaccount (as determined in subparagraph (i) hereof), and the total amount of investment earnings resulting therefrom shall be credited to such Participant's Interest Income Subaccount as of such Valuation Date.

4.5           Good Faith Valuation Binding.  In determining the value of Accounts, the Plan Administrator shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

4.6           Errors and Omissions in Accounts.  If an error or omission is discovered in the Account of a Participant or in the amount of a Participant's Deferral Contributions, the Plan Administrator, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

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ARTICLE V
PAYMENT OF ACCOUNT BALANCES

5.1           Benefit Amounts.

   (a)           Benefit Entitlement.  As the benefit under the Plan, each Participant (or Beneficiary) shall be entitled to receive the total amount of the Participant’s Accounts, determined as of the most recent Valuation Date, and payable at such times and in such forms as described in this Article V.

   (b)           Valuation of Benefit.  For purposes hereof, each Account of a Participant as of any Valuation Date shall be equal to (i) the total amount of all of such Participant’s Deferral Contributions credited thereto; plus (ii) all deemed investment earnings attributable thereto; minus (iii) the total amount of all benefit payments previously made therefrom.

   (c)           Conversion of Stock Units into Dollars.  For purposes of converting some or all of a Participant’s Stock Units into a dollar amount in valuing the Participant’s Accounts as of any Valuation Date, the value of each Stock Unit shall be equal to the average of the high and low sales prices of one share of Company Stock on the New York Stock Exchange for the last Business Day of each of the three (3) months of the calendar quarter most recently completed on or prior to such Valuation Date.

5.2           Elections of Timing and Form.  In conjunction with, and at the time of, completing a Deferral Election for each Plan Year, an Eligible Employee shall select the timing and form of the distribution that will apply to the Account for such Eligible Employee’s Deferral Contributions (and deemed investment earnings attributable thereto) for such Plan Year.  The terms applicable to this selection process are as follows:

   (a)           Timing.  For a Participant’s Account for each Plan Year, such Participant may elect that distribution will be made or commence as of any January 1 following the Plan Year of deferral; provided, a Participant may not select a benefit payment or commencement date for such Account that is (i) earlier than the second January 1 following the end of the Plan Year for which the deferral is made, or (ii) later than the twentieth January 1 following the end of the Plan Year of deferral.

   (b)           Form of Distribution.  For a Participant’s Account for each Plan Year, such Participant may elect that distribution will be paid in one of the following forms:

(i)	a single lump-sum cash payment; or

(ii)	substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Article IV) over a period of two (2) to ten (10) years.

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   (c)           Multiple Selections.  An Eligible Employee may select a different benefit payment or commencement date and/or a different form of distribution with respect to his or her Account for each Plan Year.  For ease of administration, the Plan Administrator may combine Accounts and subaccounts of a Participant to which the same benefit payment/commencement date and the same form of distribution apply.

5.3           Benefit Payments to a Participant.

   (a)           Timing.  A Participant shall receive or begin receiving a distribution of each of his or her Accounts as of the earlier of (i) the January 1 selected by such Participant with respect to each such Account pursuant to the terms of Section 5.2(a); or (ii) the January 1 immediately following the date that such Participant’s employment with BellSouth and all Affiliates ends for any reason.  An amount payable “as of” any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

   (b)           Form of Distribution.  A Participant shall receive or begin receiving a distribution of each of his or her Accounts in cash in the form selected by such Participant with respect to such Account pursuant to the terms of Section 5.2(b).

   (c)           Valuation of Single Lump-Sum Payments.  The amount of a Participant’s single lump-sum distribution of any of his or her Accounts as of any applicable January 1 shall be equal to the value of such Account as of the Valuation Date immediately preceding the date on which such distribution is paid.

   (d)           Valuation of Installment Payments.  For purposes of determining the amount of any installment payment to be paid as of a January 1 from an Account, the following shall apply:

   (i)   for any amount of such Account attributable to an Interest Income Subaccount as of the immediately preceding Valuation Date, such amount shall be divided by the number of remaining installments to be paid from such Account (including the current installment); and

       (ii)    for any portion of such Account attributable to a Stock Unit Subaccount as of the immediately preceding Valuation Date, the total number of Stock Units constituting such portion shall be divided by the number of remaining installments to be paid from such Account (including the current installment), and the resulting number of Stock Units shall be converted into a dollar amount (pursuant to the terms of Section 5.1(c)) as of such Valuation Date.

    (e)           One-Time Modification of Certain Elections.  Each active executive officer of BellSouth who is a Participant in this Plan and who is eligible to participate in the BellSouth Officer Compensation Deferral Plan (the “Officer Plan”) during the 2002 Plan Year, may make a one-time election to delay the payment (or commencement) of any of his or her Accounts hereunder, and may make a one-time election to increase the number of payments applicable to his or her Accounts, as and to the extent provided in the Officer Plan.

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    (f)            Distributions to Section 409A Specified Employees.  Notwithstanding any provision of this Plan to the contrary, with respect to any Participant who is a “specified employee” for purposes of Section 409A, no payment of any portion of such Participant’s benefit amount which is occasioned by the Participant’s separation from service shall be made before the date that is six (6) months after the date of such Participant’s separation from service.

5.4        Death Benefits.

      (a)           General.  If a Participant dies before receiving the entire amount of his or her benefit under the Plan, such Participant’s Beneficiary shall receive distribution of amounts remaining in the Participant’s Accounts in the form, as elected by the Participant on a Beneficiary designation form described in Section 5.5, of either:

(i) a single lump-sum cash payment of the entire balance in the Participant’s Accounts as of the January 1 immediately following the date of the Participant’s death; or

    (ii)    (A) for Accounts with respect to which distribution has not commenced under Section 5.2 at the time of the Participant’s death, substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Article IV) over a period of two (2) to ten (10) years,  commencing as of the January 1 immediately following the Participant’s death; and (B) for Accounts with respect to which distribution has commenced in the form of installments described in Section 5.2(b)(ii) at the time of the Participant’s death, continuation of such installment payment schedule.

An amount payable “as of” any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

      (b)           Valuation.  The valuation rules described in subsections 5.3(c) and 5.3(d) shall apply to payments described in this Section 5.4.

5.5        Beneficiary Designation.

  (a)           General.  A Participant shall designate a Beneficiary or Beneficiaries for all of his or her Accounts by completing the form prescribed for this purpose for the Plan by the Plan Administrator and submitting such form as instructed by the Plan Administrator.  Once a Beneficiary designation is made, it shall continue to apply until and unless such Participant makes and submits a new Beneficiary designation form for this Plan; provided that, after December 31, 2007, no changes may be made to the form or timing of payment of death benefits on a previously submitted Beneficiary Designation (although the Beneficiary(ies) designated may be changed consistent with rules prescribed by the Plan Administrator).  Prior to January 1, 2008, any such changes may be made only to the extent permitted by and consistent with Section 409A.

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  (b)           No Designation or Designee Dead or Missing.  In the event that:

(i) a Participant dies without designating a Beneficiary;

    (ii)    the Beneficiary designated by a Participant is not surviving or in existence when payments are to be made or commence to such designee under the Plan, and no contingent Beneficiary, surviving or in existence, has been designated; or

(iii) the Beneficiary designated by a Participant cannot be located by the Plan Administrator within 1 year from the date benefit payments are to be made or commence to such designee;

then, in any of such events, the Beneficiary of such Participant shall be the Participant's surviving spouse, if any can then be located, and if not, the estate of the Participant, and the entire balance in the Participant’s Accounts shall be paid to such Beneficiary in the form of a single lump-sum cash payment described in Section 5.4(a)(i).

  (c)           Death of Beneficiary.  If a Beneficiary who survives the Participant, and to whom payment of Plan benefits commences, dies before complete distribution of the Participant’s Accounts, the entire balance in such Accounts shall be paid to the estate of such Beneficiary in the form of a single lump-sum cash payment as of the January 1 immediately following such Beneficiary’s death.  An amount payable “as of” any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.  The valuation rules described in subsection 5.3(c) shall apply to any payments described in this subsection 5.5(c).

5.6        Taxes.  If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income, employment or other tax which a Participating Company shall be required to pay or withhold, the Participating Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected.  Prior to making any payment, the Participating Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.  Notwithstanding the foregoing, no such withholding will be made with respect to a benefit under the Plan that is subject to Section 409A unless (i) such benefit is currently distributable to the Participant, (ii) such benefit is includible in the gross income of the Participant due to a violation of Section 409A, or (iii) such withholding is for purposes of FICA tax or federal income tax with respect to such benefit.

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 ARTICLE VI
CLAIMS

6.1        Initial Claim.  Claims for benefits under the Plan may be filed with the Plan Administrator on forms or in such other written documents, as the Plan Administrator may prescribe.  The Plan Administrator shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed.  In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

6.2        Appeal.  Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Plan Administrator, to appeal the denial of his or her claim.  The claimant (or his or her duly authorized representative) may review pertinent documents related to the Plan and in the Plan Administrator's possession in order to prepare the appeal.  The request for review, together with written statement of the claimant's position, must be filed with the Plan Administrator no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 6.1.  The Plan Administrator's decision shall be made within 60 days following the filing of the request for review.  If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

6.3        Satisfaction of Claims.  The payment of the benefits due under the Plan to a Participant or Beneficiary shall discharge the Participating Company’s obligations under the Plan, and neither the Participant nor the Beneficiary shall have any further rights under the Plan upon receipt by the appropriate person of all benefits.  In addition, (i) if any payment is made to a Participant or Beneficiary with respect to benefits described in the Plan from any source arranged by BellSouth or a Participating Company including, without limitation, any fund, trust, insurance arrangement, bond, security device, or any similar arrangement, such payment shall be deemed to be in full and complete satisfaction of the obligation of the Participating Company under the Plan to the extent of such payment as if such payment had been made directly by such Participating Company; and (ii) if any payment from a source described in clause (i) shall be made, in whole or in part, prior to the time payment would be made under the terms of the Plan, such payment shall be deemed to satisfy such Participating Company’s obligation to pay Plan benefits beginning with the benefit which would next become payable under the Plan and continuing in the order in which benefits are so payable, until the payment from such other source is fully recovered.  The Plan Administrator or such Participating Company, as a condition to making any payment, may require such Participant or Beneficiary to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator or the Participating Company.  If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Plan Administrator or the Participating Company receives a proper receipt and release.

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ARTICLE VII
SOURCE OF FUNDS

Each Participating Company shall provide the benefits described in the Plan from its general assets.  However, to the extent that funds in one or more trusts, or other funding arrangement(s), allocable to the benefits payable under the Plan are available, such assets may be used to pay benefits under the Plan.  If such assets are not sufficient or are not used to pay all benefits due under the Plan, then the appropriate Participating Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to such Participating Company to provide such benefits. No Participant or Beneficiary shall have any interest in the assets of any trust, or other funding arrangement, or in the general assets of the Participating Companies other than as a general, unsecured creditor.  Accordingly, a Participating Company shall not grant a security interest in the assets held by the trust in favor of the Participants, Beneficiaries or any creditor.

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ARTICLE VIII
PLAN ADMINISTRATION

8.1        Action by the Plan Administrator.

 (a)           Individual Administrator.  If the Plan Administrator is an individual, such individual shall act and record his or her actions in writing.  Any matter concerning specifically such individual’s own benefit or rights hereunder shall be determined by the Board or its designee.

 (b)           Administrative Committee.  If the Plan Administrator is a committee, action of the Plan Administrator may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action.  If a member of the committee is a Participant or Beneficiary, such member shall not participate in any decision which solely affects his or her own benefit under the Plan.  For purposes of administering the Plan, the Plan Administrator shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan.  The secretary may execute any certificate or any other written direction on behalf of the Plan Administrator.

8.2        Rights and Duties of the Plan Administrator.  The Plan Administrator shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

 (a)           to construe, interpret and administer the Plan;

 (b)           to make determinations required by the Plan, and to maintain records regarding Participants’ and Beneficiaries’ benefits hereunder;

 (c)           to compute and certify to Participating Companies the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

 (d)           to authorize all disbursements by a Participating Company pursuant to the Plan;

 (e)           to maintain all the necessary records of the administration of the Plan;

 (f)            to make and publish such rules and procedures for the regulation of the Plan as are not inconsistent with the terms hereof;

 (g)           to delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

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 (h)           to hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Plan Administrator shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

8.3        Bond; Compensation.  The Plan Administrator and (if applicable) its members shall serve as such without bond and without compensation for services hereunder.  All expenses of the Plan Administrator shall be paid by the Participating Companies.

8.4        Post-Merger Plan Administration.  Notwithstanding anything to the contrary in this Plan, following the Merger, responsibility for administration of the Plan shall be determined under the terms of the Rabbi Trust Agreements.  As provided in the Rabbi Trust Agreements, claims for benefits, appeals of benefit denials and Plan interpretations shall be made by a “Trust Contractor” or “Independent Fiduciary” (as such terms are defined in the Rabbi Trust Agreements), as the case may be.  At any time during which a Trust Contractor or Independent Fiduciary shall, under the terms of the Rabbi Trust Agreements, have such Plan administrative responsibilities, the term “Plan Administrator” as used in this Plan shall refer to such Trust Contractor or Independent Fiduciary.

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ARTICLE IX
AMENDMENT AND TERMINATION

9.1        Amendments.  Subject to Section 9.3, the Board shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time.  In addition, the Plan Administrator shall have the right, in its sole discretion, to amend the Plan at any time and from time to time so long as such amendment is not of a material nature.  Notwithstanding the foregoing, no such action shall accelerate or postpone the time or schedule of payment of any Plan benefits except as may be permitted under Section 409A and regulations thereunder.

9.2        Termination of Plan.  Subject to Section 9.3, BellSouth reserves the right to discontinue and terminate the Plan at any time, for any reason.  Any action to terminate the Plan shall be taken by the Board and such termination shall be binding on all Participating Companies, Participants and Beneficiaries.

9.3        Limitation on Authority.  Except as otherwise provided in this Section 9.3, no contractual right created by and under any Deferral Election made prior to the effective date of any amendment or termination shall be abrogated by any amendment or termination of the Plan, absent the express, written consent of the Participant who made the Deferral Election.

 (a)           Plan Amendments.  The limitation on authority described in this Section 9.3 shall not apply to any amendment of the Plan which is reasonably necessary, in the opinion of counsel, (i) to preserve the intended tax consequences of the Plan described in Sections 10.1 and 10.10, (ii) to preserve the status of the Plan as an unfunded, nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees and not subject to the requirements of Part 2, Part 3 and Part 4 of Title I of ERISA, or (iii) to guard against other material adverse impacts on Participants and Beneficiaries, and which, in the opinion of counsel, is drafted primarily to preserve such intended consequences, or status, or to guard against such adverse impacts.

 (b)           Plan Termination.  The limitation on authority described in this Section 9.3 shall not apply to any termination of the Plan as the result of a determination that, in the opinion of counsel, (i) Participants and Beneficiaries generally are subject to federal income taxation (including but not limited to taxation, penalty taxes, interest or other adverse tax consequences under Section 409A) on Deferral Contributions or other amounts in Participant Accounts prior to the time of distribution of amounts under the Plan, or (ii) the Plan is generally subject to Part 2, Part 3 or Part 4 of Title in of ERISA, but in either case only if such termination is reasonably necessary, in the opinion of counsel, to guard against material adverse impacts on Participants and Beneficiaries, or BellSouth or Participating Companies.  Upon such termination, the entire amount in each Participant’s Accounts shall be distributed in a single lump-sum distribution as soon as practicable after the date on which the Plan is terminated; provided, no benefit under the Plan that is subject to Section 409A shall be distributed prior to the earliest date such distribution would be permitted under Section 409A.  In such event, the Plan Administrator shall declare that the date of termination (or, if such day is not a Business Day, the last Business Day immediately preceding such day) shall be a Valuation Date and all distributions shall be made based on the value of the Accounts as of such Valuation Date.

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(c)           Opinions of Counsel.  In each case in which an opinion of counsel is contemplated in this Section 9.3, any such opinion shall be in writing and delivered to the Board, rendered by a nationally recognized law firm selected or approved by the Board.

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ARTICLE X
MISCELLANEOUS

10.1      Taxation.  It is the intention of BellSouth that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Company to such Participants or Beneficiaries.  When such benefits are so paid, it is the intention of the Participating Companies that they shall be deductible by the Participating Companies under Code Section 162.

10.2      Withholding.  All payments made to a Participant or Beneficiary hereunder shall be reduced by any applicable federal, state or local withholding or other taxes or charges as may be required under applicable law.

10.3      No Employment Contract.  Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company or continue to be an employee for any specific period of time.

10.4      Headings.  The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof.  Any reference to a section shall refer to a section of the Plan unless specified otherwise.

10.5      Gender and Number.  Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

10.6      Assignment of Benefits.  The right of a Participant or Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

10.7      Legally Incompetent.  The Plan Administrator, in its sole discretion, may direct that payment be made to an incompetent or disabled person, for whatever reason, to the guardian of such person or to the person having custody of such person, without further liability on the part of a Participating Company for the amount of such payment to the person on whose account such payment is made.

10.8      Entire Document.  This Plan document sets forth the entire Plan and all rights and limits.  Except for a formal amendment hereto, no document shall modify the Plan or create any additional rights or benefits.

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10.9      Governing Law.  The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia.  If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.10    Plan to Comply with Code Section 409A.  Notwithstanding any provision to the contrary in this Plan, each provision of this Plan shall be interpreted to permit the deferral of compensation and the payment of deferred amounts in accordance with Code Section 409A and any provision that would conflict with such requirements shall not be valid or enforceable.

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EXHIBIT A

Participating Companies
(as of January 1, 2005)

Participating Company Names	Effective Date

BellSouth Advertising & Publishing Corporation	January 1, 1997
BellSouth Accounts Receivable Management, Inc.	October 1, 1999
BellSouth Affiliate Services Corporation	January 1, 2000
BellSouth Billing, Inc.	January 1, 1999
BellSouth Business Systems, Inc.	January 1, 1997
BellSouth Communication Systems, LLC	January 1, 1997
BellSouth Corporation	January 1, 1997
BellSouth Credit and Collections Management, Inc.	October 1, 1999
BellSouth Cellular Services LLC	October 1, 2000
BellSouth D.C., Inc.	January 1, 1997
BellSouth Entertainment, Inc.	January 1, 1997
BellSouth Intellectual Property Management Corporation	January 1, 1999
BellSouth Intellectual Property Marketing Corporation	January 1, 1999
BellSouth International ACCESS, Inc.	January 1, 1999
BellSouth International, Inc.	January 1, 1997
BellSouth Long Distance, Inc.	January 1, 1997
BellSouth Resources, Inc.	January 1, 1997
BellSouth Technology Group	July 1, 2001
BellSouth Telecommunications, Inc.	January 1, 1997
Berry Network, Inc.	January 1, 2001
Intelligent Media Ventures, LLC	January 1, 1997
Intelleprop, Inc.	January 1, 1999
L.M. Berry and Company	January 1, 1997
Stevens Graphics, Inc.	January 1, 1997
Sunlink Corporation	January 1, 1997

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Exhibit A
A-1